UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2026
Basin Electric Power Cooperative
(Exact name of registrant as specified in its charter)

North Dakota (State or other jurisdiction of incorporation)	333-295074 (Commission File Number)	45-0277395 (I.R.S. Employer Identification No.)
1717 East Interstate Avenue Bismarck, North Dakota (Address of principal executive offices)		58503 (Zip Code)

Registrant’s telephone number, including area code: (701) 223-0441
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: NONE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2026, the Board of Directors of the Basin Electric Power Cooperative approved an amendment to the Company’s Amended and Restated Bylaws, effective immediately. The amendment (i) revised the eligibility requirements for Class “D” membership to add any Public Power and Irrigation District organized under Chapter 70, Article 6 of the Nebraska Revised Statutes to the entities eligible to become a Class “D” Member, provided such entity otherwise complies with the applicable membership requirements and executes a contract to purchase electric service from the Cooperative, and (ii) revised the geographic description of District No. 5 by removing Sheridan County, Wyoming, from the district; and (iii) revised the description of District No. 9 to include Public Power and Irrigation Districts organized under Chapter 70, Article 6 of the Nebraska Revised Statutes among the members eligible for inclusion in the district.

The amendment did not change the provision that Class “D” Members are collectively entitled to a single vote in District No. 9.

The foregoing description is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws, as amended, filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Exhibit No.	Description of Exhibit
3.2	Amended and Restated Bylaws of Basin Electric Power Cooperative, Effective August 12, 2026

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN ELECTRIC POWER COOPERATIVE

Date:	August 18, 2026	By:	/s/ Christopher A. Johnson
Christopher A. Johnson
Senior Vice President and Chief Financial Officer